U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

EasyWeb, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:  Common Stock

(2) Aggregate number of securities to which transaction applies: 5,996,200

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

EASYWEB, INC.

EasyWeb, Inc.

6025 South Quebec Street

Suite 150

Englewood, Colorado 80111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

EasyWeb will hold its Special Meeting of Stockholders at its offices located at 6025 South Quebec Street, Suite 150, Englewood, Colorado 80111 on Monday, February 28, 2005, 7:00 a.m. MST.  We are holding the meeting for the following purposes:

(1)

To reincorporate our Company in Delaware.

(2)

To authorize the Company’s Board of Directors to implement a reverse stock split at a ratio no greater than 40:1.

(3)

To approve a 250,000,000 share increase of our authorized capital.

(4)

To change the voting policy for electing directors from mandatory cumulative voting to a policy that requires a plurality of the votes of the shares present in person or represented by proxy at a meeting entitled to vote for directors to elect a director.

(5)

To amend our articles of incorporation in accordance with purposes (1), (2), and (4) above, if approved.

(6)

To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of EasyWeb common stock at the close of business on January 11, 2005, are entitled to vote at the meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of EasyWeb’s annual report on Form 10-KSB, which is not part of the proxy soliciting material is enclosed.

It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning a proxy card.

By Order of the Board of Directors,

David C. Olson

Principal Executive and Financial Officer

January 12, 2005

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of EasyWeb of proxies to be voted at our Special Meeting of Stockholders, to be held on February 28, 2005, and at any meeting following postponement or adjournment of the special meeting.

You are cordially invited to attend the special meeting, which will begin at 7:00 a.m. MST.  The meeting will be held at our offices located at 6025 South Quebec Street, Suite 150, Englewood, Colorado 80111.  Stockholders will be admitted beginning at 6:30 a.m.  The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting.  If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you.  If you plan to attend the special meeting, please retain the admission ticket.  A map and directions to the special meeting are printed on the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the special meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite #430, Denver, Colorado, 80209.  If you arrive at the special meeting without an admission ticket, we will admit you if we are able to verify that you are an EasyWeb stockholder.

We are first mailing this proxy statement, the proxy card and voting instructions on January 28, 2005, to persons who were stockholders at the close of business on January 11, 2005, the record date for the meeting.

Proxies and Voting Procedures

You can vote your shares by completing and returning a proxy card or, if you hold your shares in “street name,” a voting instruction form.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.  If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted FOR the amendments to our Articles of Incorporation; FOR the Company to reincorporate in Delaware; FOR the right of the Board to implement a reverse stock split; FOR a 250,000,000 increase in the Company’s authorized capital; and FOR the change in the Company’s policy regarding the voting policy for electing directors.

If you hold your shares through a broker, your shares may be voted even if you do not attend the special meeting.

If any other matters are properly presented at the special meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the special meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You will still be able to revoke your proxy until it is voted.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the special meeting.

Stockholders Entitled to Vote

You are entitled to vote at the special meeting all shares of our common stock that you held as of the close of business on the record date.  Each share of our common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On January 11, 2005, the record date, there were on 5,996,200 shares of common stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and at 6025 South Quebec Street, Suite 150, Englewood, Colorado 80111 between the hours of 9:00 a.m. and 4:00 p.m. local time beginning on February 2, 2005.

Required Vote

The presence, in person or by proxy, of the holders of one-third of the shares of a voting group entitled to vote at the special meeting, shall constitute a quorum of that voting group, which is required in order to transact business at the meeting.

Cost of Proxy Distribution and Solicitation

EasyWeb will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies.  Proxies may be solicited on behalf of EasyWeb in person or by telephone, e-mail, facsimile or other electronic means by Directors, officers or employees of EasyWeb, who will receive no additional compensation for soliciting.  In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of EasyWeb stock.

Proposal 1.

Proposal to reincorporate the Company in Delaware and approve the Merger Agreement.

The Board of Directors is recommending that shareholders approve reincorporating the Company in Delaware and approve the Merger Agreement. The Board of Directors want to reincorporate in Delaware for the increased flexibility afforded by the General Corporation Law of the State of Delaware and to take advantage of several features provided by that Law expected to help the Company facilitate certain corporate actions.  The reincoporation will not result in any change in the Company’s name, headquarters, jobs, management, location of any of our offices or facilities, number of employees, taxes payable to the state of Colorado, assets, liabilities or net worth.  However, we believe it will be beneficial to the Company and its shareholders in the long run to obtain the benefits of Delaware’s comprehensive, widely used and extensively interpreted corporate law.

To reincorporate in Delaware the Board of Directors will file a Certificate of Incorporation with the Secretary of State of Delaware.  A company cannot be incorporated in two states at the same time.  Therefore, the Company will merge itself into the Delaware incorporated company and cease being a company incorporated in Colorado.  Under the General Corporation Law of Delaware, the Company must prepare a Merger Agreement and file a Certificate of Merger of Foreign Corporation into a Domestic Corporation with Delaware’s Secretary of State.  The Board of Directors has already approved the Merger Agreement and the filing of the Certificate of Merger.  A copy of the Merger Agreement is being supplied with this Schedule.  If you approve the proposal to reincorporate in Delaware, you will also be approving the Merger Agreement supplied with this Schedule.  Under Colorado’s Business Corporation Act, the Company will have to file a Statement of Change and since the Company will merge into the Company as it is incorporated in Delaware and that that will be the surviving entity, the Company must also file a Statement of Merger and Statement of Foreign Entity Authority with Colorado’s Secretary of State.  Pursuant to the filings of these documents, the Company and all of its documents will no longer be incorporated in Colorado, but rather in Delaware.

If the proposals contained in this proxy are approved, then aside from changing the state of incorporation, the amount of authorized capital and the voting policy to elect directors, the Company’s Articles of Incorporation will remain the same.  However, once the state of incorporation is changed, Delaware Law, rather than Colorado Law, will control and govern the Company’s corporate affairs.  We expect that the reincorporation will be tax-free to you for U.S. federal income tax purposes.  Upon completion of the reincorporation, your shares of common stock will continue to trade on the Over the Counter Bulletin Board under the symbol “ESYW.”

Historically, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are updated and revised regularly in response to the legal and business needs of corporations organized under its laws.  Because of these efforts, many corporations initially choose Delaware for their domicile or subsequently reincorporate there in a manner similar to that proposed by the Company.  Because of Delaware’s preeminence as the state of incorporation for many major corporations, both Delaware’s legislature and its courts have demonstrated an ability and willingness to act quickly to meet changing business needs.  The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law, establishing public policies with respect to corporate legal affairs. Delaware has a more highly developed body of corporate case law than does Colorado, and this case law advantage gives Delaware corporate law an added measure of predictability that is useful in a judicial system based largely on precedent.  These factors often provide the directors and management of Delaware corporations with greater certainty and predictability in managing the affairs of the corporation.

The Board of Directors believes that reincorporation from Colorado to Delaware will enhance the Company’s ability to attract and retain suitable merger candidates, as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company.  Additionally, reincorporating from Colorado to Delaware may make it easier to attract future board members since such candidates should already be familiar with Delaware corporate law.

Because of differences between the laws of Colorado and Delaware, the reincoporation will effect some changes in your rights as Company shareholders.  Summarized below are the most significant differences between shareholder rights before and after the reincorporation, as a result of the differences among these laws.

This summary is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to the Colorado Business Corporation Act, the Company’s Articles of Incorporation and Bylaws before and after the reincorporation, and the General Corporation Law of Delaware.

1.

Par Value of Capital Stock; Surplus; Capital

•

The concepts of par value, surplus and capital do not exist under the Colorado Business Act. Accordingly, none of the shares of capital stock of the Company has a par value.  Delaware recognizes the concepts of par value, surplus and capital and therefore after reincoporation, all shares of the Company’s capital stock will have a par value of $.001.

2.

Voting Rights

•

Under the current Articles of Incorporation, if a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

•

Under the Delaware Corporation Law, the vote required for actions on which the stockholders have a right to vote, except for the election of directors, is the affirmative vote of the holders of a majority of the shares of each class entitled to vote thereon, voting as a separate class and not jointly.

3.

Vote required for Election of Directors

•

Under the current Articles of Incorporation and Bylaws, cumulative voting is mandatory for the election of directors.  That number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors

•

Under Delaware Corporation Law, a Company may specify in its certificate of incorporation that cumulative voting is allowed at all elections of directors of the corporation, or at elections held under specified circumstances.  In the absence of such specification, a plurality of the votes of the shares present in person or represented by proxy at a meeting entitled to vote for directors is required to elect a director under Delaware Corporation Law.

4.

Action by Shareholders Without a Meeting

•

Under the Colorado Business Act, (i) any action required or permitted to be taken at a shareholder’s meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing and (ii) action by written consent is to be effective as of the date the corporation receives writings describing and consenting to the action signed by all of the shareholders entitled to vote with respect to the action, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action.

•

The Delaware Corporation Law, unlike the Colorado Business Act, permits stockholder action to be taken by less than unanimous written consent.  Therefore, once incorporated in Delaware, it will be possible that any action that could be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shared entitled to vote thereon were present and voted.  Consistent with Delaware Corporation Law requirements, if the Company takes action in the foregoing manner then (i) in order to be effective, all written consents must be delivered to the Company within 60 days of the earliest dated consent delivered to the Company, and (ii) prompt notice of the action by written consent must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Company.

5.

Removal of Directors and Officers

•

Under the Colorado Business Act, a director may be removed, with or without cause, only by the holders of common stock and only if the votes cast in favor of removal exceed the votes cast against removal.

•

Under the Delaware Corporation Law, the vote required of the holders of common stock for removal is a majority vote of the shares of common stock then entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise.

6.

Indemnification

•

Colorado Business Act requires the following provisions regarding indemnification, but Delaware does not: (i) limits on indemnification of a director or officer with respect to a personal benefit improperly received or (ii) the requirement of a notice to stockholders in the event of indemnification of, or advancement of expenses to, directors of the corporation in connection with a proceeding by or in the right of the corporation.

7.

Record Date

•

The current Bylaws provide that for the purpose of determining the shareholders entitled to notice of or to vote at any meeting or any adjournment thereof, or the shareholders entitled to receive payment of dividends, or for any other proper purpose, the board of directors may provide that the stock transfer books be closed for a stated period but not to exceed 50 days. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date, such date in any case to be not more than 50 and not less than 10 days prior to the date on which the particular action is to be taken. If the transfer books are not closed and no record date is fixed, the date of resolution of the board of directors calling for a meeting or declaring such dividend is adopted, as the case may be, shall be the record date for such determination.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

•

Delaware Corporation Law allows for a 30-day notice period with respect to adjournments.

•

Delaware Corporation Law states that the record date is not to precede the date upon which the resolution fixing the record date is adopted by the board of directors; when applicable, the record date is not to be more than 60 days before the meeting or action requiring determining of stockholders, except in the case of an action by written consent, the record date for which must not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors; and, in the case of a stockholder meeting, in addition to the maximum limit of the record date being not more than 60 days before the meeting, a minimum limit applies to the record date of not less than 10 days before the meeting.

8.

Amendment to the Articles (Certificate) of Incorporation and Bylaws

•

Under the current articles, subject to repeal by the shareholders, the board of directors is authorized to adopt, amend, and repeal bylaws, so long as the bylaws do not conflict with these Articles of Incorporation.

•

Under the current bylaws, subject to repeal or change by action of the shareholders pursuant to law, the Bylaws may be amended, or repealed and new Bylaws adopted, by the board of directors.

•

Under Delaware Corporation Law, stockholders are not entitled to enact, without any action taken by the board of directors, an amendment to the Certificate of Incorporation.  Amendments to the Certificate generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders.

9.

Business Combination statute

•

Colorado Business Act does not contain any business combination provisions.

•

Section 203 of the Delaware Corporation Law provides for a three-year moratorium on certain business combinations with “interested stockholders” (generally, persons who own, individually or with or through other persons, 15% or more of the corporation’s outstanding voting stock).  However, the Delaware Corporation Law permits a corporation to opt out of the restrictions imposed by Section 203 and we will opt out of Section 203 of the Delaware Corporation Law. When the Board of Directors files the Certificate of Incorporation with Delaware’s Secretary of State it will attach a statement that the Company has elected not to be governed by Section 203, which will cause such a provision to be a part of the Company’s original certificate of incorporation with Delaware.

10.

Dissenters’ (Appraisal) Rights

•

Under the Colorado Business Act, shareholders are entitled to exercise dissenters' rights in the event of certain mergers, share exchanges, sales, leases, exchanges or other dispositions of all or substantially all of the property of the corporation. Shareholders also may dissent in the case of a reverse stock split that reduces the number of shares owned to a fraction of a share or to scrip if such scrip is to be acquired for cash or voided.

•

Dissenters' rights in Colorado are available to both record holders and beneficial holders. The Company does not expect any of its shareholders to exercise such rights.

•

The Delaware Corporation Law provides appraisal rights only in the case of a stockholder objecting to certain mergers or consolidations.

•

Appraisal rights in Delaware are available to record holders only.

11.

Reacquisition of stock

•

Under the Colorado Business Act, the Company may acquire its own shares, subject to certain limitations, and except in certain circumstances, such shares will constitute authorized but unissued shares.

•

The Delaware Corporation Law requires that a purchase of shares redeemable at the option of the Company not be made for more than the price at which the shares may then be redeemed.

Federal Income Tax Consequences

The following discussion addresses the material federal income tax consequences of the reincorporation that are applicable to holders of shares of the Company’s common stock.  The discussion does not deal with all federal income tax consequences that may be relevant to a particular holder of shares of common stock, or any foreign, state or local tax considerations. Accordingly, holders of Common Stock are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of the reincorporation.

The following discussion is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Company has not and will not request a ruling from the Internal Revenue Service regarding the tax consequences of the reincorporation.

The Company believes that reincorporating the Company from Colorado to Delaware will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Accordingly, for federal income tax purposes: (i) no gain or loss will be recognized by the holders of shares of common stock upon consummation of reincorporating; (ii) the aggregate tax basis of shares of common stock after reincoporation will be the same as the aggregate tax basis of shares of common stock before the reincorporation; and (iii) the holding period of the shares of common will include the period for which the shares were held prior to the reincoporation.

At the effective time of reincorporation, your shares of common stock will become an equivalent number of shares of common stock incorporated in Delaware and will continue to be listed for trading on the New York Stock Exchange. The shares will automatically convert into shares incorporated in Delaware.  You will not have to exchange your existing stock certificates.

The Board of Directors intends that the reincorporation occur as soon as practicable following the Special Meeting.  Once this proposal is approved, the Board of Directors will file the necessary documents with the Secretary of State of Colorado and Delaware to effectuate this transaction.

Pursuant to Colorado Revised Statutes, C.R.S. 7-107-206, and 7-107-207, this proposal will be approved if the votes cast favoring this proposal exceeds the votes cast opposing this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE COMPANY TO REINCOPORATE IN DELWARE.

Proposal 2

Proposal to authorize the Board of Directors to implement a reverse stock split.

The Board of directors seeks the right to implement a reverse stock split, which will be at a ratio no greater than 40:1.  If approved, this will only become effective when the Board of Directors chooses to exercise its right, which it will only do when it believes it to be in the best interest of the Company, to implement a reverse stock split.  A reverse stock split will reduce the number of outstanding shares of our common stock by reclassifying and converting all outstanding shares of our common stock into a proportionately fewer number of shares of common stock.  This action would also result in a relative increase in the available number of authorized but unissued shares of our common stock, because the number of shares authorized for issuance is otherwise unchanged by the split.  Each stockholder’s proportionate ownership of the issued and outstanding shares of our common stock would remain the same, however, except for minor changes that may result from additional shares issued in connection with fractional shares.  And, with the exception of adjustments for those shareholders with fractional shares, the reverse stock split will not affect any stockholder’s proportional equity interest in the company in relation to other shareholders or rights, preferences, privileges or priorities.  Outstanding shares of new common stock resulting from the reverse stock split will remain fully paid and non-assessable.

Purpose and Reason For Reverse Stock Split

There are 5,996,200 shares of our common stock issued and outstanding.  We are a substantially inactive company and we will attempt to commence active business operations by locating an operating company and completing a merger transaction.  We have not yet identified a suitable candidate and there can be no guarantee that we will identify one in the future.  The reverse split will decrease the number of shares of common stock outstanding and that may make the Company more attractive to a potential merger or acquisition candidate and, may increase the per share market price for our common stock.  The Board of Directors believes that a reverse split would assist the Company in developing a suitable capital structure both before and after any merger transaction we may effect in the future.

If we do locate a suitable acquisition target, and we are able to complete a merger transaction, it is likely that we will be required to issue a large amount of our common stock to the owners of such acquisition target so that they retain a high ownership percentage of our stock issued and outstanding immediately following the transaction.  Without a reverse split however, we would have to issue an enormous amount of our common stock to provide the owners of the acquisition target with the ownership percentage that they may require.  After such an issuance, we believe that the resulting amount of our outstanding shares will adversely effect any possibility of creating and maintaining an orderly market for our common stock following a merger transaction.

Although the market price per share of our common stock may increase as a result of a reverse split, the effect of the reverse stock split cannot be predicted.  There can be no assurance that the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding resulting for a reverse stock split.  The market price of our common stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Board is not asking you to approve a reverse split that will take place immediately, but rather seeks the right to declare a reverse split if the Board determines that it is in the best interest of the Company to do so in its effort to secure a suitable merger candidate.

Disadvantages of a Reverse Stock Split

Even though the board of directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

(a)

A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of our common stock in even multiples of 100.

(b)

Because a reverse stock split, together with an increase in authorized shares as described below, would result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.   For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of EasyWeb by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the Board of Directors determines is not in our best interests or those of our stockholders.  The increase in the number of authorized but unissued shares of common stock may therefore have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued shares of common stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal.  The increase in the number of authorized but unissued shares of common stock may have the effect of permitting our current members of management, including our current board members, to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.  However, our board of directors is not aware of any attempt to take control of the Company, and our Board of directors did not propose the Amendment with the intent that the increase in the number of authorized but unissued shares of common stock be utilized as a type of anti-takeover device.

(c)

The increased number of authorized but unissued shares of our common stock could be issued by the Board of Directors without further stockholder approval, which could result in dilution to the holders of our common stock.

Effect of the Reverse Stock Split

The principal effects of the reverse split will be as follows (based upon the highest potential ratio of 40:1):

Based upon the 5,996,200 shares of common stock outstanding on the record date, the reverse split would decrease the outstanding shares of common stock by   97.5% or to approximately

149,905 shares of common stock issued and outstanding.  Further, any outstanding options, warrants and rights as of the Record Date that are not anti-dilutive will be decreased accordingly.

Following the effectiveness of the reverse split, every forty shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

Exchange of Certificate

If the proposal to authorize the board to implement a reverse stock split is approved, then on the date the Board of Directors decide to implement the reverse split, the appropriate number of shares based upon the selected ratio will be automatically combined and changed into one share of common stock.  For example, if a 40:1 reverse split becomes effective, every forty shares of common stock outstanding at that time, without any action on the part of the stockholder, will represent one share of common stock.  The number of shares of common stock issued and outstanding will then be reduced accordingly.  No additional action on our part or any shareholder will be required in order to affect the reverse split.  Shareholders will be requested to exchange their certificate representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock.  Shareholders will not have to submit certificates until requested to do so and will be notified as to the ratio that will be used in the transaction.

No fractional shares of post-reverse split common stock will be issued to any shareholder.  In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of a certificate formerly representing pre-reverse common stock held by such holder.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.  This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders.  Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

If approved, then the Company will obtain a new CUSIP number for the common stock when the Board of Directors exercises its right to implement the reverse split.

Pursuant to Colorado Revised Statutes, C.R.S. 7-106-105, 7-107-206, and 7-107-207, this proposal will be approved if the votes cast favoring this proposal exceeds the votes cast opposing this proposal.

THE BOARD OF DIRECTORS RECOMMNEDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO IMPLEMENT A REVERSE STOCK SPLIT.

Proposal 3

Proposal to increase the Company’s authorized capital to 380,000,000.

The Board of Directors believes it is in the best interest of the Company to increase its authorized capital by 250,000,000 shares of common stock, thereby making the total amount of authorized capital for the Company 280,000,000 shares.  These shares do not offer any preemptive rights.  If approved, this will become effective upon the filing of the Certificate of Incorporation with the Secretary of State of Delaware.  If the proposal to reincorporate in Delaware is not approved, then this proposal to increase the authorized capital will become effective upon amending our Articles of Incorporation and filing a Statement of Change with the Secretary of State of Colorado.

Reasons For the Increase

Our board of directors believes that it is desirable to have additional authorized shares of common stock available for possible future acquisition transactions, possible future financings and other general corporate purposes.  Our board of directors believes that having such additional authorized shares of common stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting.  Although such issuance of additional shares with respect to future acquisitions and financings would dilute existing stockholders, management believes that such transactions would increase the overall value of EasyWeb to its stockholders.  We need to increase our authorized capital because we intend to attempt to raise cash from the private placement of our common stock and eventually from a registered offering of our common stock, and we intend to use our common stock for additional acquisitions.  In addition, the Board of Directors believes that if we find a suitable merger candidate, having additional shares available for issuance will enable the Company to have increased flexibility in negotiating a business combination with such candidate.

There are certain advantages and disadvantages of an increase in our authorized common stock.  The advantages include:

•

The ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions.

•

To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•

The issuance of authorized but unissued stock could be used to deter a potential takeover of EasyWeb that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors’ desires.  A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price.  We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

Pursuant to Colorado Revised Statutes, C.R.S. 7-107-206, and 7-107-207, this proposal will be approved if the votes cast favoring this proposal exceeds the votes cast opposing this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN THE COMPANY’S AUTHORIZED CAPITAL.

Proposal 4

To change the voting policy for electing directors.

The Board of Directors recommends that you vote for the proposal to change the voting policy for electing directors from mandatory cumulative voting to a policy that requires a plurality of the votes of the shares present in person or represented by proxy at a meeting entitled to vote for directors to elect a director.  If approved, this will become effective by amending the Company’s Articles of Incorporation.

Cumulative Voting, the Company’s current method of voting for directors entitles each shareholder to one vote per share times the number of directors to be elected. If this proposal is approved, then each shareholder will be entitled to one vote per share and each shareholder will cast all of his/her votes either for or against each candidate for the board of directors.  For example, under the proposed voting policy if three board members are to be elected, then a shareholder with 100 shares may cast 100 votes either for or against each director.  Under the current scheme of cumulative voting, this same shareholder would be permitted to do any of the following: cast 300 votes for one director, cast 150 votes for each of two directors, or cast 100 votes for each candidate.

It is the Company’s intention to locate a suitable merger candidate, enter a merger transaction and thereby commence active business operations.  The proposed voting policy is a more favorable one for active companies and will be more attractive to suitable merger candidates.

Pursuant to Colorado Revised Statutes, C.R.S. 7-107-206, and 7-107-207, this proposal will be approved if the votes cast favoring this proposal exceeds the votes cast opposing this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE CHANGE IN THE ELECTION OF DIRECTORS VOTING POLICY.

Proposal 5

Proposal to amend the Company’s Articles of Incorporation.

The Board of Directors seeks shareholder approval in this proxy statement for the following proposals: to reincorporate the Company in Delaware, to authorize the Board of Directors to implement a reverse stock split, to approve a 250,000,000 share increase in the Company’s authorized capital, and to require a plurality of the votes of the shares present in person or represented by proxy at a meeting entitled to vote for directors to elect a director instead of mandating cumulative voting.  If the proposal to reincorporate is approved, then the Company will have to file a Statement of Change (to our Articles of Incorporation) with the Secretary of State of Colorado and a Certificate of Incorporation with the Secretary of State of Delaware.   Furthermore, if the proposal to change the voting policy for electing directors is approved, we will have to amend the Articles accordingly.  Finally, if the proposal authorizing the Board to implement a reverse stock split is approved, we will have to amend our Articles and Bylaws.  According to Colorado Revised Statutes, C.R.S. 7-110-104, shareholders are entitled to vote on these possible amendments.

Aside from the changes to the Company’s Articles of Incorporation previously discussed in this proxy, whether it be by amendment or by filing the Certificate of Incorporation with Delaware’s Secretary of State, the Company’s Articles will remain the same.

A copy of the proposed Statement of Change to the Articles of Incorporation is being supplied with this Schedule.

Pursuant to Colorado Revised Statutes, C.R.S. 7-107-206, and 7-107-207, this proposal will be approved if the votes cast favoring this proposal exceeds the votes cast opposing this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

BENEFICIAL OWNERSHIP OF EASYWEB COMMON STOCK

Beneficial Owners of More Than 5% of Our Common Stock

The following table sets forth, as of January 11, 2005, the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us (other than as set forth under “Security Ownership of Directors and Executive Officers” below), the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned.  Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities (1)

David C. Olson 6025 South Quebec Street, Suite 150 Englewood, Colorado 80111(2) (3)	2,160,333	36.03%

Robert J. Zappa 2740 Kendrick Street Golden, Colorado 80401	964,000	16.08%

Thomas M. Vickers 6025 South Quebec Street, Suite 150 Englewood, Colorado 80111	410,000	6.84%

________________

(1)

All Percentages have been rounded up to the nearest one hundredth of one percent.

(2)

Executive officer of the Company and a member of the Company’s Board of Directors.

(3)

Includes 1,675,000 shares owned by Mr. Olson directly and 483,333 shares owned by Summit Financial Relations, Inc., a company owned by Mr. Olson. Also includes 2,000 shares of Associate Capital Consulting, Inc. that Mr. Olson owns.

Security Ownership of Management

The following table sets forth, as of January 11, 2005, the names and addresses of each director and executive officer, the number of shares of our common stock, and the percentage of our common stock so owned, by each such person. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities (1)
David C. Olson 6025 South Quebec Street, Suite 150 Englewood, Colorado 80111(2)(3)	2,160,333	36.03%

Dave Floor (4) 5820 South Tolcate Woods Lane Salt Lake City, Utah 84121	400,000	6.67%

All directors and officers as a group (2 persons)	2,560,333	42.70%

(1)

All Percentages have been rounded up to the nearest one hundredth of one percent.

(2)

Executive officer of the Company and a member of the Company’s Board of Directors

(3)

Includes 1,675,000 shares owned by Mr. Olson directly and 483,333 shares owned by Summit Financial Relations, Inc., a company owned by Mr. Olson. Also includes 2,000 shares of Associate Capital Consulting, Inc. that Mr. Olson owns.

(4)

Member of the Company’s Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2006 SPECIAL MEETING

Any stockholder who intends to present a proposal at the 2006 Special Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary of EasyWeb, Inc., 6025 South Quebec Street, Suite 150, Englewood, Colorado 80111:

•

Not later than December 19, 2005, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•

January 2, 2006

Documents Incorporated By Reference

In our filings with the SEC, information is sometimes “incorporated by reference.”  This means that we may disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this proxy statement, except for any information that is superceded or modified by information contained directly in this proxy statement or in any other subsequently filed document that is also incorporated by reference herein.  This proxy statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this proxy statement.

The following information contained in our Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on April 14,2004 (File No. 0-32353) is incorporated by reference herein:

•

Part II, Item 6. Management’s Discussion and Analysis or Plan of Operation (pages 7 to 9)

The following information contained in our Quarterly Report on Form 10-QSB for the quarterly period ended September 30,2004, as filed with the Securities and Exchange Commission on November 15,2004 (File No. 0-32353) is incorporated by reference herein:

•

Part I, Item 1. Financial Statements (pages 3-7).

ADMISSION TICKET

EASYWEB, INC.
Monday, February 28, 2005
7:00 a.m. Mountain Standard Time

6025 South Quebec Street, Suite 150

Englewood, Colorado 80111

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Special Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Special Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

PROXY

EASYWEB, INC.
6025 South Quebec Street, Suite 150

Englewood, Colorado 80111

Special Meeting of Shareholders – February 28, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David C. Olson, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of EasyWeb, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the special meeting of Shareholders of EasyWeb, Inc. to be held at 6025 South Quebec Street, Suite 150, Englewood, Colorado, 80111, on February 28, 2004, at 7:00 A.M., MST, and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified and, if no specification is made, will be voted for each proposal, and this proxy authorizes the above designated proxy to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

This proxy is solicited on behalf of the	Please mark	[X]
Board of Directors of EasyWeb, Inc. The Board	your votes as
of Directors unanimously recommends that you vote "FOR" each of the proposals.	indicated in this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1. To approve reincorporating the Company in Delaware and the Merger Agreement.

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

2.  To authorize the Company’s Board of Directors to implement a reverse stock split at a ratio no greater than 40:1.

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

3.  To approve a 250,000,000 share increase in the Company’s authorized capital.

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

4. To approve a change in the Company’s voting policy for the election of directors.

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

5. To amend the Company’s Articles of Incorporation in accordance with the other proposals contained in this proxy.

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

Please indicate if you intend to attend this meeting

[_] YES

[_] NO

If address has changed, please check the box and indicate your new address below

[_]

________________________________

________________________________

________________________________

Signature(s)

Date:            , 2005

-------------------------------------------------------

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This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

Statement of Change to Articles of Incorporation

for

EasyWeb, Inc.

Pursuant to the provisions under the Colorado Business Corporation Law, the undersigned hereby adopts the following Changes to the Articles of Incorporation for EasyWeb, Inc. (the “Company”):

1.

Name of the Corporation is EasyWeb, Inc.

2.

The articles have been amended as follows:

Preamble

The undersigned natural person, older than eighteen years, establishes hereby a corporation pursuant to the General Corporation Law of Delaware, as amended (the "Act") and adopts these Articles of Incorporation.

Article Third

The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Delaware.  In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Delaware, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

Article Fourth

(a)

The total number of shares that the corporation shall have authority to issue is 280,000,000 shares of Common Stock.  The shares of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Act. The shares of this class also shall be entitled to receive the net assets of the corporation upon dissolution.

(b)

Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote and in the election of directors a plurality of the votes of the shares present in person or represented by proxy at a meeting entitled to vote for directors is required to elect directors.

Article Thirteenth

The board of directors is authorized to implement a reverse stock split.  In no event however shall such a reverse split be at a ratio greater than 40:1.

Signatures

David Olson

President

STATE OF DELAWARE

AGREEMENT OF MERGER

BETWEEN

A Delaware Domestic Corporation

AND

A Foreign Corporation

This Plan and Agreement of Merger made and entered into on the  13________________

Day of  January______________, 2005, by and between ________________________________

EasyWeb, Inc.__________________________________________, a Delaware Corporation, and

EasyWeb, Inc.__________________________________________, a Colorado_____________ Corporation.

WITNESSETH:

WHEREAS,

the Delaware corporation is a Corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of State of the State of Delaware on  _________________, 2005; and

WHEREAS, EasyWeb__________________ is a corporation organized and existing under the laws of the State of Colorado____________; and

WHEREAS,

the aggregate number of shares which the Delaware__________________ Corporation has authority to issue is _________________________; and

WHEREAS, the Board of Directors of each of the constituent corporations deems it advisable that the Delaware Corporation be merged into EasyWeb, Inc.____________________

____________________ on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the State of Delaware and the State of Colorado________ respectively, which permit such merger;

NOW, THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the Delaware Corporation and the Colorado____ Corporation, by their respective Boards of Directors, have agreed and do hereby agree, each with the other as follows:

ARTICLE I

The Colorado Corporation___________________________ and the Delaware Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Colorado__________________________ and of the State of Delaware, by the Colorado Corporation merging into the Delaware_______________ Corporation, which shall be the surviving Corporation.

ARTICLE II

Upon the merger becoming effective as provided in the applicable laws of the State of  Colorado_________ and of the State of Delaware (the time when the merger shall so become effective being sometimes herein referred to as the “EFFECTIVE DATE OF THE MERGER”):

1.

The two Constituent Corporations shall be a single corporation, which  shall be EasyWeb___________________________________________ as the Surviving Corporation, and the separate existence of EasyWeb, Inc. (Colorado)______________________________

shall cease except to the extent provided by the laws of the State of Colorado________________ in the case of a corporation after its merger into another corporation.

ARTICLE III

The manner of converting the outstanding shares of each of the Constituent Corporations shall be as follows:  Automatic Conversion_______________________

ARTICLE IV

The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or proceeding.  The Secretary of State shall mail any such process to the surviving corporation at _________________________________________ .

IN WITNESS WHEREOF, the Colorado__________________________, Corporation and the Delaware Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused this Plan and Agreement of Merger to be Executed by an authorized officer of each party thereto.

EasyWeb, Inc._____________________
(A Delaware Corporation)
By: _____________________________
Authorized Officer/Title
Name: ___________________________
Print or Type

EasyWeb, Inc._____________________
(A Colorado__ Corporation)

By: ______________________________ Authorized Officer/Title Name: ___________________________
Print or Type